Exhibit 21
                                  Subsidiaries

                                  Capital Bank
                                (North Carolina)

                     Capital Bank Investment Services, Inc.
                                (North Carolina)

                         Capital Bank Statutory Trust I
                                   (Delaware)

                         Capital Bank Statutory Trust II
                                   (Delaware)

                        Capital Bank Statutory Trust III
                                   (Delaware)


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